Exhibit 99.1

RARE Hospitality International Promotes Benjamin A. Waites to Chief Accounting Officer

    ATLANTA--(BUSINESS WIRE)--Feb. 15, 2005--RARE Hospitality International, Inc. (NASDAQ: RARE), today announced that Benjamin A. Waites, 43, has been promoted to Chief Accounting Officer, Vice President and Corporate Controller, effective as of February 9, 2005. Mr. Waites, a certified public accountant and an eight-year veteran at RARE, has served as Vice President and Corporate Controller since April 1999 and served as Corporate Controller from April 1997 through April 1999.
    Doug Benn, Executive Vice President Finance and Chief Financial Officer of RARE, commented, "Ben Waites has done a great job for RARE and he has been integrally involved in the growth and success of RARE for these past eight years. We look forward to Ben's continuing contributions to RARE in his new position."
    RARE Hospitality International, Inc. currently owns, operates and franchises 268 restaurants, including 218 LongHorn Steakhouse restaurants, 28 Bugaboo Creek Steak House restaurants and 20 The Capital Grille restaurants.

    CONTACT: RARE Hospitality International Inc.
             W. Douglas Benn, 770-399-9595